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                                                                      EXHIBIT 16

[LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]

                                    April 9, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Keane, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 2, 1999. We agree with the statements concerning our Firm in such Form 8-K; however, we have no basis to agree or disagree with the Company's statements regarding Ernst & Young LLP.

Very truly yours,



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP